Exhibit 99.1

Clipper Realty Inc. Announces Fourth Quarter 2021 Results

NEW YORK, March 15, 2022 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended December 31, 2021.

Highlights for the Three Months Ended December 31, 2021

●	Achieved quarterly revenues of $30.8 million for the fourth quarter of 2021
●	Achieved quarterly income from operations of $4.1 million for the fourth quarter of 2021, or $6.8 million exclusive of a non-recurring $2.7 million charge for a litigation settlement
●	Achieved quarterly net operating income (“NOI”)[1] of $16.4 million for the fourth quarter of 2021
●	Recorded quarterly net loss of $6.2 million for the fourth quarter of 2021, or $3.5 million exclusive of a $2.7 million charge for a litigation settlement
●	Achieved quarterly adjusted funds from operations (“AFFO”)[1] of $4.4 million for the fourth quarter of 2021
●	Declared a dividend of $0.095 per share for the fourth quarter of 2021

David Bistricer, Co-Chairman and Chief Executive Officer, commented,

“We continue to see improvements in our operations as New York City further recovers from the effects of the COVID-19 pandemic. We are experiencing strong rental demand at all our properties and consistently increasing rental rates as New York City continues to open and employees return to offices. We remain focused on efficiently operating our portfolio, with the safety of our tenants and employees our highest priority. Our properties are 95% leased and our fourth quarter rent collection rate was over 98%. We have a strong liquidity position with $52.2 million of cash on the balance sheet, consisting of $34.5 million of unrestricted cash and $17.7 million of restricted cash, and have no debt maturities on any operating properties until 2027, providing further support in the current environment. We remain committed to executing our strategic initiatives to create long-term value.”

Financial Results

For the fourth quarter of 2021, revenues increased by $0.5 million, or 1.6%, to $30.8 million, compared to $30.3 million for the fourth quarter of 2020; the change was primarily attributable to the commencement of new leases at the Tribeca House, Aspen and Clover House properties partially offset by a decline in occupancy at the Flatbush Gardens property.

For the fourth quarter of 2021, net loss was $6.2 million, or $0.16 per share, or $3.5 million, or $0.09 per share exclusive of a non-recurring charge for a litigation settlement, compared to net loss of $3.8 million, or $0.10 per share, for the fourth quarter of 2020; the change was primarily attributable to the revenue change discussed above and lower property operating expenses (including a decrease in the provision for bad debt), substantially offset by increases in insurance expense, depreciation and amortization expense, general and administrative expense (including LTIP amortization expense) and interest expense (primarily resulting from the refinancing of the 141 Livingston Street property in February 2021). Lastly, as a result of NY court decisions made in March 2022 that established probability and ability to calculate amounts, the Company has recorded a charge of $2.7 million for the settlement of claims of tenant overcharges at the Tribeca House property.

1 NOI and AFFO are non-GAAP financial measures.  For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

For the fourth quarter of 2021, AFFO was $4.4 million, or $0.10 per share, compared to $3.0 million, or $0.07 per share, for the fourth quarter of 2020; the change was primarily attributable to the revenue change discussed above, and lower property operating expenses (including decreases in staffing, repairs and maintenance and the provision for bad debt), partially offset by increases in insurance expense, interest expense, and cash general and administrative expenses.

Balance Sheet

At December 31, 2021, notes payable (excluding unamortized loan costs) was $1,144.1 million, compared to $1,089.7 million at December 31, 2020; the increase primarily reflected the refinancing of the 141 Livingston Street property in February 2021, partially offset by scheduled principal amortization.

Dividend

The Company today declared a fourth quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on March 25, 2022, payable March 31, 2022.

Conference Call and Supplemental Material

The Company will host a conference call on March 15, 2022, at 5:00 PM Eastern Time to discuss the fourth quarter 2021 results and provide a business update. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 826656. A replay of the call will be available from March 15, 2022, following the call, through March 29, 2022, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 826656. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties (including uncertainties regarding the ongoing impact of the COVID-19 pandemic, and measures intended to curb its spread, on our business, our tenants and the economy generally), most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2021, and other reports filed from time to time with the SEC.

Contact Information:

Lawrence Kreider

Chief Financial Officer

(718) 438-2804 x2231

larry@clipperrealty.com

Clipper Realty Inc.
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	December 31, 2021	December 31, 2020

ASSETS
Investment in real estate
Land and improvements	$540,859	$540,859
Building and improvements	649,686	630,662
Tenant improvements	3,406	3,121
Furniture, fixtures and equipment	12,500	12,217
Real estate under development	97,301	36,118
Total investment in real estate	1,303,752	1,222,977
Accumulated depreciation	(158,002)	(132,479)
Investment in real estate, net	1,145,750	1,090,498

Cash and cash equivalents	34,524	72,058
Restricted cash	17,700	16,974
Tenant and other receivables, net of allowance for doubtful accounts of $7,905 and $5,993, respectively	10,260	7,002
Deferred rent	2,656	2,454
Deferred costs and intangible assets, net	7,126	7,720
Prepaid expenses and other assets	15,641	11,160
TOTAL ASSETS	$1,233,657	$1,207,866

LIABILITIES AND EQUITY
Liabilities:
Notes payable, net of unamortized loan costs of $12,898 and $10,262, respectively	$1,131,154	$1,079,458
Accounts payable and accrued liabilities	19,558	11,725
Security deposits	7,110	6,983
Below-market leases, net	53	157
Other liabilities	5,833	5,429
TOTAL LIABILITIES	1,163,708	1,103,752

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 16,063,228 shares issued and outstanding	160	160
Additional paid-in-capital	88,089	87,347
Accumulated deficit	(61,736)	(48,045)
Total stockholders' equity	26,513	39,462

Non-controlling interests	43,436	64,652
TOTAL EQUITY	69,949	104,114

TOTAL LIABILITIES AND EQUITY	$1,233,657	$1,207,866

Clipper Realty Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)
REVENUES
Residential rental income	$21,253	$21,198	$85,771	$90,543
Commercial rental income	9,523	9,139	36,958	32,307
TOTAL REVENUES	30,776	30,337	122,729	122,850

OPERATING EXPENSES
Property operating expenses	6,450	8,008	28,997	29,902
Real estate taxes and insurance	7,921	7,181	30,449	28,286
General and administrative	2,791	2,404	10,570	9,728
Transaction pursuit costs	-	-	60	-
Depreciation and amortization	6,794	6,266	25,762	23,630
TOTAL OPERATING EXPENSES	23,956	23,859	95,838	91,546

Gain on termination of lease	-	-	-	838
Litigation settlement and other	(2,730)	-	(2,730)	-

INCOME FROM OPERATIONS	4,090	6,478	24,161	32,142

Interest expense, net	(10,326)	(10,254)	(41,284)	(40,228)
Loss on extinguishment of debt	-	-	(3,034)	(4,228)
Gain on involuntary conversion	-	-	139	85

Net loss	(6,236)	(3,776)	(20,018)	(12,229)

Net loss attributable to non-controlling interests	3,873	2,283	12,431	7,323
Net loss attributable to common stockholders	$(2,363)	$(1,493)	$(7,587)	$(4,906)

Basic and diluted net loss per share	$(0.16)	$(0.10)	$(0.51)	$(0.31)

Weighted average common shares / OP units
Common shares outstanding	16,063	17,080	16,063	17,629
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	42,380	43,397	42,380	43,946

Clipper Realty Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,018)	$(12,229)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	25,536	23,148
Amortization of deferred financing costs	1,247	1,212
Amortization of deferred costs and intangible assets	707	963
Amortization of above- and below-market leases	(104)	(390)
Loss on extinguishment of debt	3,034	4,228
Gain on involuntary conversion	(139)	(85)
Gain on termination of lease	-	(838)
Deferred rent	(202)	(1,180)
Stock-based compensation	2,611	1,805
Bad debt expense	1,850	2,543
Transaction pursuit costs	60	-
Changes in operating assets and liabilities:
Tenant and other receivables	(5,108)	(5,358)
Prepaid expenses, other assets and deferred costs	(2,639)	3,228
Accounts payable and accrued liabilities	3,456	(1,602)
Security deposits	127	(587)
Other liabilities	404	1,132
Net cash provided by operating activities	10,822	15,990

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(35,531)	(31,811)
Insurance proceeds from involuntary conversion	150	111
Sale and purchase of interest rate caps, net	-	(14)
Acquisition deposit	(2,015)	-
Cash paid in connection with acquisition of real estate	(40,548)	-
Net cash used in investing activities	(77,944)	(31,714)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of common stock	-	(10,002)
Payments of mortgage notes	(97,432)	(249,630)
Proceeds from mortgage notes	151,764	329,919
Dividends and distributions	(16,758)	(17,243)
Loan issuance and extinguishment costs	(7,260)	(5,220)
Net cash provided by financing activities	30,314	47,824

Net (decrease) increase in cash and cash equivalents and restricted cash	(36,808)	32,100
Cash and cash equivalents and restricted cash - beginning of period	89,032	56,932
Cash and cash equivalents and restricted cash - end of period	$52,224	$89,032

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$72,058	$42,500
Restricted cash	16,974	14,432
Total cash and cash equivalents and restricted cash - beginning of period	$89,032	$56,932

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$34,524	$72,058
Restricted cash	17,700	16,974
Total cash and cash equivalents and restricted cash - end of period	$52,224	$89,032

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $1,740 and $1,456 in 2021 and 2020, respectively	$40,227	$39,592
Non-cash interest capitalized to real estate under development	343	1,060
Additions to investment in real estate included in accounts payable and accrued liabilities	8,566	4,189

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”), all of which meet the definition of “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income (loss) or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt, gain on involuntary conversion, gain on termination of lease and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including loan principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
FFO
Net loss	$(6,236)	$(3,776)	$(20,018)	$(12,229)
Real estate depreciation and amortization	6,794	6,266	25,762	23,630
FFO	$558	$2,490	$5,744	$11,401

AFFO
FFO	$558	$2,490	$5,744	$11,401
Amortization of real estate tax intangible	120	121	481	481
Amortization of above- and below-market leases	(8)	(32)	(104)	(390)
Straight-line rent adjustments	(77)	(494)	(202)	(1,180)
Amortization of debt origination costs	313	302	1,247	1,212
Amortization of LTIP awards	665	556	2,611	1,805
Transaction pursuit costs	-	-	60	-
Loss on extinguishment of debt	-	-	3,034	4,228
Gain on involuntary conversion	-	-	(139)	(85)
Gain on termination of lease	-	-	-	(838)
Litigation settlement and other	2,730	-	2,730	-
Non-recurring litigation-related expenses	100	114	299	724
Recurring capital spending	(46)	(72)	(205)	(514)
AFFO	$4,355	$2,985	$15,556	$16,844
AFFO Per Share/Unit	$0.10	$0.07	$0.37	$0.38

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion and gain on termination of lease.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Adjusted EBITDA
Net loss	$(6,236)	$(3,776)	$(20,018)	$(12,229)
Real estate depreciation and amortization	6,794	6,266	25,762	23,630
Amortization of real estate tax intangible	120	121	481	481
Amortization of above- and below-market leases	(8)	(32)	(104)	(390)
Straight-line rent adjustments	(77)	(494)	(202)	(1,180)
Amortization of LTIP awards	665	556	2,611	1,805
Interest expense, net	10,326	10,254	41,284	40,228
Transaction pursuit costs	-	-	60	-
Loss on extinguishment of debt	-	-	3,034	4,228
Gain on involuntary conversion	-	-	(139)	(85)
Gain on termination of lease	-	-	-	(838)
Litigation settlement and other	2,730	-	2,730	-
Non-recurring litigation-related expenses	100	114	299	724
Adjusted EBITDA	$14,414	$13,009	$55,798	$56,374

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, transaction pursuit costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases, less gain on termination of lease. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
NOI
Income from operations	$4,090	$6,478	$24,161	$32,142
Real estate depreciation and amortization	6,794	6,266	25,762	23,630
General and administrative expenses	2,791	2,404	10,570	9,728
Transaction pursuit costs	-	-	60	-
Amortization of real estate tax intangible	120	121	481	481
Amortization of above- and below-market leases	(8)	(32)	(104)	(390)
Straight-line rent adjustments	(77)	(494)	(202)	(1,180)
Gain on termination of lease	-	-	-	(838)
Litigation settlement and other	2,730	-	2,730	-
NOI	$16,440	$14,743	$63,458	$63,573